EXHIBIT 32.2

CERTIFICATION

    Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities and Exchange Act of 1934, or the Exchange Act, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Marvin D. Burkett, the Chief Financial Officer of NVIDIA Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the quarter ended October 28, 2007, to which this Certification is attached as Exhibit 32.2 (the “Periodic Report”), fully complies with the requirements of Section 13(a) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated:   November 21, 2007

 /s/ MARVIN D. BURKETT
Marvin D. Burkett
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to NVIDIA Corporation and will be retained by NVIDIA Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.